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                                                                  EXHIBIT (b)(7)

                      FIFTH AMENDMENT TO FIRST AMENDED AND
                            RESTATED LOAN AGREEMENT

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     THIS FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT (this
"Agreement") is made and entered into as of the 20th day of June, 1997, by and
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between EASTGROUP PROPERTIES, INC., a Maryland corporation and successor in interest pursuant to merger to EastGroup Properties, a Maryland real estate investment trust (the "Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a
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national banking association (the "Lender").
                                   ------

     WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement, dated as of June 29, 1994, as amended as of October 31, 1994, July 12, 1995, June 1, 1996, and March 27, 1997 (as amended, modified and supplemented from time to time, the "Loan Agreement"), between the Borrower and
                                     --------------
the Lender, the Lender agreed to provide the Borrower a line of credit (as amended, extended, decreased and increased from time to time, the "Loan");
                                                                   ----

     WHEREAS, the Loan is evidenced by that certain First Amended and Restated Promissory Note, dated as of June 29, 1994, as amended as of July 12, 1995, and June 1, 1996, made by the Borrower to the order of the Lender in the original principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended, decreased and increased from time to time, the "Note");
                                                                   ----

     WHEREAS, the Borrower has requested, and the Lender has agreed, (a) to increase the Commitment, and (b) to make certain other amendments to the Loan Agreement; and

     WHEREAS, the Borrower and the Lender desire to evidence their agreement in writing and to make all necessary amendments to the Loan Agreement in connection with the foregoing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1. All capitalized terms used and not otherwise defined herein (including, without limitation, in the language amendatory to the Loan Agreement contained herein) shall have the respective meanings given such terms in the Loan Agreement.

     1. The Loan Agreement is hereby amended by deleting in its entirety the definition "Commitment" appearing in Section 1.01 of the Loan Agreement and by
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substituting in place and instead thereof the following:
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          "Commitment" means the obligation of the Lender to make Advances
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     hereunder (a) from and after the date hereof through and including July 11,
     1995, in an aggregate principal amount up to but not exceeding Forty-Five Million and No/100 Dollars ($45,000,000.00); (b) from and after July 12, 1995, through and including August 31, 1995, in an aggregate principal amount up to but not exceeding Twenty-Seven Million and No/100 Dollars ($27,000,000.00), (c) from and after September 1, 1995, through and until June 19, 1997, in an aggregate principal amount up to but not exceeding Fifteen Million and No/100 Dollars ($15,000,000.00), and (d) from and after June 20, 1997, through and until the Termination Date, in an aggregate principal amount up to but not exceeding Twenty Million and No/100 Dollars ($20,000,000.00).

     2. The Loan Agreement is hereby further amended by deleting in its entirety Section 3.01 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 3.01.  Facility Fees and Unused Line Fees. Commencing on the
                         ----------------------------------
     date hereof and continuing on the first Business Day of each July thereafter, until the repayment in full of all amounts due and owing hereunder and under the Note, the Borrower shall pay to the Lender, in advance, a facility fee at the following rates: (a) from and after the date hereof and through and including May 31, 1996, three-eighths percent (3/8%) of the total Commitment in effect for the next calendar year, as such Commitment may be reduced as provided in the definition thereof, and
     (b) from and after June 1, 1996, through and including June 30, 1997, one-quarter of one percent (1/4%) of the total Commitment in effect for the next calendar year, as such Commitment may be reduced from time to time as provided in the definition thereof. On or before July 1, 1997, the Borrower shall pay to the Lender an additional facility in the amount of Fourteen Thousand One Hundred Sixty-Six and 67/100 Dollars ($14,166.67). The facility fees referred to in this paragraph are hereinafter collectively referred to as the "Facility Fees".
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          Commencing on October 1, 1995, and continuing on the first Business
     Day of each calendar quarter thereafter until the repayment in full of all amounts due and owing hereunder and under the Note and on the Termination Date, the Borrower shall pay to the Lender quarterly, in arrears, an unused line fee on the amount, if any, by which the aggregate daily outstanding principal balance of the Advances is less than one hundred percent (100%) of the daily amount of the Commitment in effect from time to time at the rate of (a) from and after the date hereof, through and including May 31, 1996, one-quarter of one percent (1/4%) per annum, and (b) from and after June 1, 1996, one-eighth of one percent (1/8%) per annum (the unused line fees referred to in this sentence being hereinafter collectively referred to as the "Unused Line Fees").
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          All such calculations shall be based on a 360-day year and the

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     actual number of days elapsed to but not including the payment date.

     3. The Loan Agreement, the Note and each of the other Loan Documents is hereby amended to provide that all references to EastGroup Properties shall be deemed to refer to EastGroup Properties, Inc., a Maryland corporation and successor in interest pursuant to merger of EastGroup Properties. EastGroup Properties, Inc. hereby further agrees that, as successor in interest pursuant to merger of EastGroup Properties, EastGroup Properties, Inc. shall have all of the rights, duties, obligations and liabilities of EastGroup Properties under each of the Loan Documents and shall be bound by and subject to all of the terms and provisions of Loan Documents to which EastGroup Properties is a party. EastGroup Properties, Inc. hereby agrees to pay and perform all of the obligations of EastGroup Properties under the Loan Agreement, the Note and each of the other Loan Documents, all as though such Loan Agreement, Note and other Loan Documents had originally been made, signed, executed and delivered by EastGroup Properties, Inc.

     4. Notwithstanding anything to the contrary contained herein, the Lender and the Borrower hereby acknowledge and agree that the obligation of the Lender under this Agreement is conditioned upon the Participants consenting to this Agreement.

     5. The Assignment Agreement and the Stock Pledge Agreement remain in full force and effect in accordance with their respective terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Assignment Agreement and the Stock Pledge Agreement are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Stock Pledge Agreement. The Borrower acknowledges that its fully obligated under the terms of the Assignment Agreement and the Stock Pledge Agreement and that it has no offsets or defenses with respect to its obligations thereunder. The Borrower further acknowledges, ratifies and confirms that the Collateral (as such term is defined in the Assignment Agreement) and the Pledged Securities (as such term is defined in the Stock Pledge Agreement) continue to secure the payment and performance of the Obligations, including, without limitation, as increased by this Agreement.

     6. The Loan Agreement, as herein amended, remains in full force and effect in accordance with its terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Loan Agreement, as herein amended, are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Loan Agreement. The Borrower acknowledges that its fully obligated under the terms of the Loan Agreement, as herein amended, and that it has no offsets or defenses with respect to its obligations thereunder.

     7. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

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     8.   IN WITNESS WHEREOF, the Lender and the Borrower have executed this
Agreement as of the day and year set forth above.

                                    - LENDER -
                                      ------

                                    DEPOSIT GUARANTY NATIONAL BANK


                                    By:
                                       ----------------------------
                                       Kenneth E. Farmer,
                                       Its Vice President

                                    - BORROWER -
                                      --------

                                    EASTGROUP PROPERTIES, INC.

                                    By:
                                       ----------------------------
                                       David H. Hoster II,
                                       Its President

                                    By:
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                                       Title:
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